Filed Pursuant to Rule 424(b)(5)

Registration No. 333-295378

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED APRIL 30, 2026)

854,000 Class A Ordinary Shares

Pre-Funded Warrants to Purchase up to 881,000 Class A Ordinary Shares

Up to 881,000 Class A Ordinary Shares Issuable upon Exercise of Pre-Funded Warrants

PN Smart Energy Limited

This is an offering of the securities of PN Smart Energy Limited, a Cayman Islands exempted company with limited liability.

This prospectus supplement and the accompanying base prospectus relates to an offering of (i) pre-funded warrants (the “Pre-Funded Warrants”) which are exercisable (as exercised, the “Pre-Funded Warrant Shares”) to purchase an aggregate of up to 881,000 class A ordinary shares of the Company (the “Class A Ordinary Shares”), and (ii) 854,000 Class A Ordinary Shares (the “Shares”), all of which are being offered pursuant to an amended and restated securities purchase agreement, dated as of August 10, 2026, by and between the Company and the investor named therein (the “Securities Purchase Agreement”). The purchase price of each Share is $3.00. The purchase price of each Pre-Funded Warrant is $2.998, which equals the price per Share being sold to the public in this offering, minus an exercise price of $0.002. The Pre-Funded Warrants will be exercisable on or after the closing of this offering and from time to time thereafter, in whole or in part, at an exercise price equal to $0.002 per share, and will expire when exercised in full.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “PN.” On August 7, 2026, the last reported sale price of our Class A Ordinary Shares, par value $0.002 per share (the “Class A Ordinary Shares”) on Nasdaq was US$3.21 per share. There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system.

We refer to the Class A Ordinary Shares, the Pre-Funded Warrants, and the Pre-Funded Warrant Shares being offered hereby, collectively, as the “securities.”

Throughout this prospectus supplement, unless the context indicates otherwise, any references to “PN Smart Energy Limited” are to PN Smart Energy Limited, a Cayman Islands exempted company with limited liability, and any references to “we,” “us,” “our Company,” “the Company,” and “our” are to PN Smart Energy Limited and its subsidiaries.

Investing in these securities involves a high degree of risk. Furthermore, investors should be aware that there are various other risks relating to the securities, the issuer and its subsidiaries, their business and their jurisdictions of operations which investors should familiarize themselves with before making an investment in the securities. Please carefully consider the risks discussed under “Risk Factors” in this prospectus supplement beginning on page S-xi and the accompanying prospectus beginning on page 11 and in our reports filed with the Securities and Exchange Commission that are incorporated by reference in the accompanying prospectus before making a decision to invest in our securities.

PN Smart Energy Limited is a Cayman Islands holding company with no material operations of our own and do not generate any revenue. We currently conduct all of the operations through Ningbo Skycorp, our wholly owned subsidiary and its subsidiaries. We are permitted under PRC laws and regulations to provide funding to PRC subsidiaries only through loans or capital contributions, and only if we satisfy the applicable government registration and approval requirements. Under our current corporate structure, we rely on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have, including the funds necessary to pay dividends and other cash distributions to our shareholders or to service any debt we may incur. Our subsidiaries in the PRC generate and retain cash generated from operating activities and re-invest it in our business. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us.

In addition, PN Smart Energy Limited and its subsidiaries incorporated under the laws of the PRC face various legal and operational risks associated with doing business in China. For a detailed description of the risks related to its holding company structure and doing business in China, see “Risk Factors — Risks Related to Doing Business in China” in our 2025 Form 20-F, which is incorporated by reference in this prospectus supplement. These risks arise from, among other things, PRC governmental authorities’ significant oversight and discretion over the business and financing activities of our PRC subsidiaries, the complex and evolving PRC legal system, frequent changes in laws, regulations and government policies, uncertainties regarding the interpretation and enforcement of laws and regulations, the unpredictability of obtaining regulatory approvals for listing on a foreign stock exchange or conducting certain business activities and increasing oversight on cybersecurity, data privacy and anti-monopoly matters related to the PRC government’s recently issued statements and instituted regulatory actions. These risks could result in a material change in the operations of our PRC subsidiaries and significantly limit or completely hinder our ability to maintain listing on a U.S. or other foreign stock exchange, to accept foreign investments and to offer or continue to offer securities to foreign investors.

U.S. laws and regulations, including the Holding Foreign Companies Accountable Act, or HFCAA, may restrict or eliminate our ability to complete a business combination with certain companies, particularly those acquisition candidates with substantial operations in China.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. In June 2021, the Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if signed into law, would reduce the time period for the delisting of foreign companies under the HFCAA to two consecutive years instead of three years. If our auditor cannot be inspected by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years, the trading of our securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the U.S., will be prohibited. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. On August 26, 2022, the PCAOB signed a Statement of Protocol (the “SOP”) Agreement with the CSRC and China’s Ministry of Finance (the “MOF”). The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and was making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

Our auditor, Enrome LLP, the independent registered public accounting firm that issued the audit report included in this prospectus supplement, is not subject to the determinations as to the inability to inspect or investigate completely as announced by the PCAOB on December 16, 2021 as they are not on the list published by the PCAOB. As of the date of this prospectus supplement, Enrome LLP, headquartered in Singapore, is subject to inspection by the PCAOB on a regular basis. However, recent developments with respect to audits of China-based companies create uncertainty about the ability of Enrome LLP to fully cooperate with the PCAOB’s request for audit workpapers without the approval of the Chinese authorities. We cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or the sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. In the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in our securities to be prohibited under the HFCAA ultimately result in a determination by a securities exchange to delist our securities. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment, even making it worthless. In addition, under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for two consecutive years. For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in our 2025 Form 20-F, which is incorporated by reference in this prospectus supplement.

Currently, we make intra-group transactions through our organization in two ways: (1) investments by parent company in its subsidiaries; and (2) internal borrowing and lending between companies. For the year ended September 30, 2025, Greenhash Limited received $68,000 from PN Smart Energy Limited for working capital. For the six months ended March 31, 2026, Greenhash Limited received $1,530,000 from PN Smart Energy Limited for working capital. The transfer of funds among companies are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Second Revision, the “Provisions on Private Lending Cases”), which was implemented on January 1, 2021 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. The Provisions on Private Lending Cases set forth that private lending contracts will be upheld as invalid under the circumstance that (i) the lender swindles loans from financial institutions for relending; (ii) the lender relends the funds obtained by means of a loan from another profit-making legal person, raising funds from its employees, illegally taking deposits from the public; (iii) the lender who has not obtained the lending qualification according to the law lends money to any unspecified object of the society for the purpose of making profits; (iv) the lender lends funds to a borrower when the lender knows or should have known that the borrower intended to use the borrowed funds for illegal or criminal purposes; (v) the lending is violations of public orders or good morals; or (vi) the lending is in violations of mandatory provisions of laws or administrative regulations. As advised by our PRC counsel, DeHeng Law Offices, the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between subsidiaries. See “Item 4. Information of the Company — B. Business Overview — Regulation” in our 2025 Form 20-F, which is incorporated by reference in this prospectus supplement.

We currently do not maintain any cash management policies that dictate the purposes, amounts and procedures for cash transfers among the Company, our subsidiaries, or investors. Rather, as of the date of this prospectus supplement, funds can be transferred in accordance with the applicable PRC laws and regulations. Our PRC subsidiaries are permitted to pay dividends only out of their retained earnings. However, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of its registered capital. This portion of our PRC subsidiaries’ respective net assets are prohibited from being distributed to their shareholders as dividends. In addition, the PRC government regulates and imposes certain restrictions on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of mainland China. If the foreign exchange management system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to transfer cash out of China, and pay dividends in foreign currencies to our shareholders. There can be no assurance that the PRC government will not impose restrictions on our ability to transfer or distribute cash within our organization or to foreign investors, which could result in an inability or prohibition on making transfers or distributions outside of China and may adversely affect our business, financial condition and results of operations. Under the EIT Law and its implementation regulations, a 10% PRC withholding tax is generally applicable to dividends payable to investors that are non-resident enterprises, if such dividends are derived from sources within China and the non-PRC investor is considered to be a non-resident enterprise without any establishment or place within China or if the dividends paid have no connection with the non-PRC investor’s establishment or place within China, unless such tax is eliminated or reduced under an applicable tax treaty. Similarly, any gain realized on the transfer of Ordinary Shares by such investors is also subject to PRC tax at a current rate of 10% which in the case of dividends will be withheld at source if such gain is regarded as income derived from sources within the PRC, unless such tax is eliminated or reduced under an applicable tax treaty. See “Item 4. Information of the Company — B. Business Overview — Regulation” and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in our 2025 Form 20-F, which is incorporated by reference in this prospectus supplement.

On August 7, 2026, the last reported sale price of our Class A Ordinary Shares on Nasdaq was US$3.21 per share. As of August 7, 2026, the aggregate market value of our outstanding Class A ordinary shares held by non-affiliates, or our public float, was approximately US$24.9 million, based on 7,744,775 Class A Ordinary Shares held by non-affiliates and a closing price of US$3.21 per share on that date. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities in a primary offering with a value exceeding one-third of the aggregate market value of our ordinary shares held by non-affiliates in any 12-month period so long as the aggregate market value of our ordinary shares held by non-affiliates remains below US$75.0 million. We have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the 12 calendar months prior to and including the date of this prospectus supplement. The aggregate market value of the securities offered by this prospectus supplement is US$5,205,000, which does not exceed one-third of our public float.

We have engaged FT Global Capital, Inc. as our exclusive placement agent (“FT Global” or the “Placement Agent”) in connection with this offering. The placement agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying prospectus. See “Plan of Distribution” beginning on page S-xx of this prospectus supplement for more information regarding these arrangements.

Our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. Each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to thirty-five (35) votes on all matters subject to vote at general meetings of our company. Each Class B Ordinary Share is convertible into one Class A Ordinary share at any time by the holder thereof, while our Class A Ordinary Shares are not convertible into our Class B Ordinary Shares under any circumstances.

	Per Class A Ordinary Share	Per Pre-Funded Warrant	Total (assuming all Pre-Funded Warrants are exercised(2))
Offering price	$3.00	$2.998	$5,205,000
Placement Agent fees (1)	$0.21	$0.20	$364,350
Proceeds, before expenses, to us (2)	$2.79	$2.798	$4,840,650

(1)

Represents a cash fee equals to 7.0% of the aggregate gross proceeds raised in this offering. We have also agreed to reimburse the Placement Agent for (i) a non-accountable expense allowance of up to US$30,000 in the aggregate and (ii) the legal fees and expenses of the Placement Agent's counsel actually incurred, up to US$25,000 in the aggregate. See “Plan of Distribution” for a complete description of compensation payable to the Placement Agent.

(2)

Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. For more information, see “Plan of Distribution” beginning on page S-xx of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus supplement or the accompanying prospectus, including any documents incorporated by reference. Any representation to the contrary is a criminal offense.

We expect that delivery of the Class A Ordinary Shares and the Pre-funded Warrants being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about August 7, 2026, subject to customary closing conditions.

Sole Placement Agent

FT Global Capital, Inc.

Prospectus supplement dated August 10, 2026.

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-ii
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-iv
PROSPECTUS SUPPLEMENT SUMMARY	S-v
THE OFFERING	S-x
RISK FACTORS	S-xi
USE OF PROCEEDS	S-xiv
DIVIDEND POLICY	S-xv
CAPITALIZATION	S-xvi
DILUTION	S-xvii
DESCRIPTION OF SECURITIES WE ARE OFFERING	S-xviii
PLAN OF DISTRIBUTION	S-xx
TAXATION	S-xxii
LEGAL MATTERS	S-xxii
EXPERTS	S-xxii
WHERE YOU CAN FIND MORE INFORMATION ABOUT US	S-xxii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	S-xxiii

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any other offering materials we file with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of each of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf, to subscribe for and purchase any of the Class A Ordinary Shares, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the terms of the offerings made hereby and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the base prospectus, presents more general information. The base prospectus was included in the registration statement on Form F-3 (File No. 333-295378) filed with the SEC on April 28, 2026, and declared effective on April 30, 2026. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus,” we are referring to the base prospectus as updated through incorporation by reference.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If information in this prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus provided in connection with this offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any other offering materials, or any sale of the Class A Ordinary Shares, the Pre-Funded Warrants or the Pre-Funded Warrant Shares. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on behalf of us to subscribe for and purchase, any of the Class A Ordinary Shares, the Pre-Funded Warrants or the Pre-Funded Warrant Shares and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

It is important for you to read and consider all the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision.

In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or unless the context otherwise requires, references to:

•	“AI” refers to Artificial Intelligence;

•	“China” or “PRC” refers to the People’s Republic of China, excluding, for the purpose of this prospectus supplement only, Taiwan and the special administrative regions of Hong Kong and Macau;

•	“Class A Ordinary Shares” refers to Class A ordinary shares of PN Smart Energy Limited, par value $0.002;

•	“Class B Ordinary Shares” refers to Class B ordinary shares of PN Smart Energy Limited, par value $0.002;

•	“Exchange Act” refers to Securities Exchange Act of 1934, as amended;

•	“GPU” refers to graphic process unit;

•	“IPP” refers to independent power producer;

•	“Nanjing WFOE” refers to Nanjing Skycorp Consulting Co., Ltd., a limited liability company organized under the laws of the PRC and a wholly owned subsidiary of GreenHash Limited;

•	“HPC” refers to High-Performance Computing;

S-ii

•	“Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China for the purposes of this prospectus supplement only;

•	“Ningbo WFOE” refers to Ningbo eZsolar Co., Ltd., a limited liability company organized under the laws of the PRC and a wholly owned subsidiary of GreenHash Limited;

•	“Ningbo Skycorp” refers to Ningbo Skycorp Solar Co., Ltd., a 49% owned subsidiary of Ningbo WFOE and 51% owned subsidiary of Nanjing WFOE;

•	“Ningbo Skycorp Electric Power” refers to Ningbo Skycorp Electric Power Development, a wholly owned subsidiary of Ningbo WFOE;

•	“Ordinary Shares” refers to Class A Ordinary Shares and Class B Ordinary Shares of PN Smart Energy Limited, collectively;

•	“PCAOB” refers to Public Company Accounting Oversight Board;

•	“PN Cayman” refers to PN Smart Energy Limited, a Cayman Islands exempted company, formerly known as Skycorp Solar Group Limited;

•	“PN Skycorp” refers to PN Skycorp Solar Limited, an incorporation incorporated under the laws of the State of Delaware, United States and a wholly owned subsidiary of Skycorp Digital Limited;

•	“PN Solar” refers to PN Solar Solutions Limited, an incorporation incorporated under the laws of the State of Texas, United States and a wholly owned subsidiary of PN Skycorp;

•	“PV” refers to Photovoltaic;

•	“RMB” or “Renminbi” refers to legal currency of China;

•	“Securities Act” refers to the Securities Act of 1933, as amended;

•	“US$,” “U.S. dollars,” “$,” and “dollars” refer to legal currency of the United States;

•	“WFOE” refers to wholly foreign-owned enterprise;

•

“Zhejiang Pntech” refers to Zhejiang Pntech Technology Co., Ltd., a 65% owned subsidiary of Ningbo Skycorp. The remaining 35% equity interest of Zhejiang Pntech was owned as to 30% by Mr. Xufeng Lu, our CTO, and 5% by a third-party individual Ms. Fangyuan Qiu.

Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding.

S-iii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and accompanying prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements relating to:

•	our dependence on growth in the demand for our products;

•	our ability to compete effectively;

•	our dependence on a small number of customers for a substantial portion of our net revenue;

•	our ability to successfully manage our capacity expansion and allocation in response to changing industry and market conditions;

•	implementation of our expansion plans and our ability to obtain capital resources for our planned growth;

•	our ability to acquire sufficient raw materials and obtain equipment and services from our suppliers in suitable quantity and quality;

•	our dependence on key personnel;

•	our ability to expand into new businesses, industries or internationally and to undertake mergers, acquisitions, investments or divestments;

•	changes in technology and competing products;

•	general economic and political conditions, including those related to the new energy industry;

•	possible disruptions in commercial activities caused by events such as natural disasters, terrorist activity;

•	fluctuations in foreign currency exchange rates; and

•	other risk factors in the “Risk Factors” included in the applicable prospectus supplement or under similar headings in other documents which are incorporated by reference in this prospectus.

These forward-looking statements are subject to various and significant risks and uncertainties, including those which are beyond our control. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. The forward-looking statements made in this prospectus supplement and accompanying prospectus relate only to events or information as of the date on which the statements are made in this prospectus supplement and accompanying prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should thoroughly read this prospectus supplement and accompanying prospectus and the documents that we refer to in this prospectus supplement and accompanying prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. We disclaim any obligation to update our forward-looking statements, except as required by law.

This prospectus supplement and accompanying prospectus contains certain data and information that we obtained from various Chinese government and private publications, including industry data and information from Mordor Intelligence, Expert Market Research, Emergen Research, GlobalData, Hyperion Research, SolarPower Europe, and China Photovoltaic Industry Association, etc. Statistical data in these publications also include projections based on a number of assumptions.

In addition, the new and rapidly changing nature of the IPP, Solar PV Energy and HPC Server industries results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our industry. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial information and notes thereto appearing elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference. In addition to this summary, we urge you to read the entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference carefully.

Our Company

We are a global independent power producer (“IPP”) focused on the development of clean power stations, critical energy materials, and intelligent energy infrastructure. Our business consists of: developing and operating clean power generation projects, from which we generate revenue through the sale of electricity; the manufacture and sale of solar cables and solar connectors under our own PNTECH brand, which remains the foundation of our business; and the distribution of third-party solar inverters and energy storage products as a complementary business. Our business is carried out through our operating subsidiaries, including Ningbo Skycorp and its subsidiaries, and Nanjing Cesun Power Co., Ltd. (the “ Nanjing Cesun”), in China.

Our mission is to benefit humanity through clean energy. At the core of this mission, we are transforming into an independent power producer that develops, owns, and operates clean power generation assets and sells the electricity they produce, in order to meet the growing demand for clean, reliable electricity. Building on our heritage as a solar PV product manufacturer, our PNTECH-branded solar cable and connector business remains a core pillar of our operations, and we also distribute third-party solar inverters and energy storage products to our customers as a complementary business.

Our Products and Services

Clean Power Generation

Through Nanjing Cesun Power Co., Ltd., our subsidiary, we own and operate distributed solar power generation projects located in China. We grow our portfolio of clean power generation projects primarily through two complementary paths: developing new power generation projects ourselves, and acquiring existing power generation projects that we identify as being of high quality and value. These projects consist of solar photovoltaic panels installed at, or in close proximity to, host sites, which convert sunlight into electricity for delivery to the local electricity grid or for consumption by on-site power users.

Following the development or acquisition of a project, we are responsible for its ongoing operation and maintenance, which includes monitoring system performance, coordinating equipment servicing and repairs, and managing our relationships with the relevant grid operators and off-takers, in order to support the reliable and efficient generation of electricity over the project’s operating life.

We generate revenue primarily from the sale of the electricity that these projects produce, typically pursuant to electricity sale arrangements with the relevant grid operators, local utilities, or on-site power users. As an independent power producer, once a project is developed and connected to the grid, it is generally capable of generating a recurring stream of electricity sales revenue over its operating life, with relatively limited ongoing capital expenditure requirements as compared to the initial development and construction phase.

Looking ahead, we intend to pursue this same combination of development and acquisition to expand our clean power generation business into additional forms of clean energy generation, such as wind power, and into markets beyond China.

S-v

Solar PV Products

Ningbo Skycorp and its subsidiaries offer the following solar PV products used in solar energy generation scenarios.

Solar Cables

Cables are used to connect the components of a PV system and come in various types. Typically, it connects four parts: the solar panel, the inverter, the charge controller, and the batteries.

We offer low smoke halogen-free cross-linked polyethylene insulated, polyethylene sheathed cables for PV power generation systems.

This product emits little smoke and innocuous gas without halogen when combustion. It can significantly reduce the damage to the instruments and body as the fire occurs. Therefore, it is widely used in high-rise buildings, hospitals, large-sized libraries, gymnasiums, disaster prevention commands, dispatch buildings, stations, civil airfields, passenger waiting rooms, cultural relics, subways, underground shops, or crowded public concourses.

Solar Connectors

Connectors are primarily used in solar power applications to connect solar panels together in arrays. They offer compatibility between power interfaces for different manufacturers.

MC4 solar connector is essential for linking components, sink boxes, and inverters, assembled between circuits blocked or isolated from each other within a circuit, allowing current to flow and enabling the circuit to perform its intended function. We provide MC4 solar connector with the following features:

•	High current and high voltage load capacity;
•	Lower contact resistance;
•	Waterproof and dustproof;
•	Easy installation;
•	High and low-temperature resistance;
•	Fire and corrosion resistance; and
•	UV resistance.

Hybrid Energy Storage System

As a complementary business to our clean power generation and solar cable and connector businesses, we also distribute third-party hybrid energy storage systems to our customers.

Hybrid energy storage system is a high-performance and highly reliable intelligent energy storage product designed to provide homes with cleaner, more reliable, and more economical energy solutions. The system uses lithium-ion battery technology, which has advantages such as high efficiency, long lifespan, and high safety, and can effectively balance household electricity loads, optimize solar power generation efficiency, and provide backup power protection during power outages. In addition, the product also has an intelligent networking function. Users can monitor household electricity consumption and energy storage system status anytime and anywhere through the mobile app, realizing more intelligent and convenient energy management.

The hybrid energy storage system includes a hybrid inverter and an energy storage battery. We purchase hybrid inverters and energy storage batteries from third-party suppliers, and subsequently resell these products to customers under their brands. Accordingly, we do not engage in the manufacturing of hybrid inverters or energy storage batteries but act as a brand distributor for these products. The most popular hybrid inverters are single-phase 5KW, 6KW, three-phase 8KW, 10KW, and 12KW. Most customers choose 5KWH and 10KWH energy storage batteries.

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Our Corporate Structure

The following diagram illustrates our corporate structure as of the date of this prospectus supplement.

Corporate Information

Our principal executive offices are located at Room 303, Block B, No.188 Jinghua Road, Yinzhou District, Ningbo City, Zhejiang Province, China 315048, and our telephone number is +86 0574 87966876. Our websites are www.pntech.com.cn, ir.pnsmartenergy.com and www.cesunpower.com. Information contained on, or available through, our websites do not constitute part of, and are not deemed incorporated by reference into, this prospectus supplement or the accompanying prospectus. Our registered office in the Cayman Islands is located at the offices of McGrath Tonner Corporate Services Limited, Genesis Building, 5th Floor, Genesis Close, PO Box 446, Cayman Islands, KY1-1106.

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system.

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Regulatory Permissions

We are not operating in an industry that prohibits or limits foreign investment. As a result, as advised by our PRC counsel, Deheng Law Offices, other than those requisite for a domestic company in China to engage in businesses similar to ours and the filing procedure in connection with our offering (including our initial public offering and any subsequent offering) and listing under the Trial Measures, as of the date of this prospectus supplement, we are not required to obtain other permission from Chinese authorities, including the China Securities Regulatory Commission, or the “CSRC,” Cyberspace Administration of China, or the “CAC” or any other governmental agency that is required to approve our operating subsidiaries’ operations. However, if we do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in a relevant business or conducting any offering, and these risks could result in a material adverse change in our operating subsidiaries’ operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

As of the date of this prospectus supplement, we and our PRC subsidiaries have received from PRC authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied.

On February 17, 2023, the CSRC released a set of new regulations which consist of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. On the same date, the CSRC also released the Notice on the Arrangements for the Filing Management of Overseas Listing of Domestic Companies, or the Notice. The Trial Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Requirements for filing entities, time points and procedures are specified. A PRC domestic company that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC per the requirements of the Trial Measures. Where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. The Trial Measures also lay out requirements for the reporting of material events. Breaches of the Trial Measures, such as offering and listing securities overseas without fulfilling the filing procedures, shall bear legal liabilities, including a fine between RMB1.0 million (approximately $150,000) and RMB10.0 million (approximately $1.5 million), and the Trial Measures heighten the cost for offenders by enforcing accountability with administrative penalties and incorporating the compliance status of relevant market participants into the Securities Market Integrity Archives.

According to the Notice, since the date of effectiveness of the Trial Measures on March 31, 2023, PRC domestic enterprises falling within the scope of filing that have been listed overseas or met certain circumstances are “existing enterprises.” Existing enterprises are not required to file with the CSRC immediately, and filings with the CSRC should be made as required if they involve refinancing and other filing matters. In the opinion of our PRC counsel, Deheng Law Offices, we are required to file with the CSRC within three business days after completion of the refinancing for any follow-on securities offering in the U.S. We have duly completed the required filings with the CSRC for our initial public offering in accordance with the requirements under the Trial Measures. The CSRC published the notification on our completion of the required filing procedures for our initial public offering on the CSRC website on April 2, 2024.

However, if we do not maintain the permissions and approvals of the filing procedure in a timely manner under PRC laws and regulations, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operating subsidiaries’ operations, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. The Trial Measures and Notice were newly published and are subject to change from time to time. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or become worthless.

S-viii

As of the date of this prospectus supplement, according to our PRC counsel, Deheng Law Offices, although we are required to complete the filing procedure in connection with our offering (including our initial public offering and any subsequent offering) and listing under the Trial Measures, no relevant PRC laws or regulations in effect require that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to our offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operating subsidiaries’ operations.

Implication of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. Pursuant to the JOBS Act, we have elected to take advantage of the benefits of this extended transition period for complying with new or revised accounting standards. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of the Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with “foreign private issuer” status. As long as we qualify as a foreign private issuer under the Exchange Act, we will continue to be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;

•	the requirement to comply with Regulation FD, which requires selective disclosure of material information;

•

the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events.

Foreign private issuers are also exempt from certain more stringent executive compensation disclosure rules. Thus, as long as we remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer. As a result, some investors may find the Class A Ordinary Shares less attractive, which could result in a less active trading market for the Class A Ordinary Shares or more volatility in the price of the Class A Ordinary Shares.

Implication of Being a Controlled Company

As of the date of this prospectus supplement, Mr. Weiqi Huang beneficially owns all our issued and outstanding Class B ordinary shares, or approximately 96.5% of the total voting power of all our issued and outstanding ordinary shares immediately prior to this offering. Immediately after this offering, Mr. Weiqi Huang will beneficially own approximately 96.2% of the total voting power of all of our issued and outstanding ordinary shares (or approximately 95.8% assuming the Pre-Funded Warrants are exercised in full). We are therefore a “controlled company” as defined under the Nasdaq corporate governance listing standards because Mr. Weiqi Huang holds more than 50% of the voting power for the election of directors due to our dual-class share structure and his holding of all of our Class B ordinary shares. For so long as we remain a controlled company, we may rely on certain exemptions from the corporate governance rules, including the rule that we have to establish a nominating and corporate governance committee composed entirely of independent directors. If we elect to rely on such exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. We currently do not intend to avail ourselves of such corporate governance exemptions.

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THE OFFERING

Securities Offered by Us	854,000 Class A Ordinary Shares and Pre-Funded Warrants exercisable for up to 881,000 Class A Ordinary Shares.

Offering Price	US$3.00 per Class A Ordinary Share and US$2.998 per Pre-Funded Warrant.

Total Ordinary Shares Outstanding Immediately Before This Offering	7,744,775 Class A Ordinary Shares and 6,155,250 Class B Ordinary Shares

Total Ordinary Shares Outstanding Immediately After This Offering	8,598,775 Class A Ordinary Shares (or 9,479,775 Class A Ordinary Shares assuming the Prefunded Warrants have been exercised in full) and 6,155,250 Class B Ordinary Shares

Use of proceeds

We estimate that our net proceeds from this offering will be approximately US$4.67 million, after deducting the Placement Agent fees and the estimated offering expenses payable by us, and assuming the exercise in full of the Pre-Funded Warrants for cash. We will receive no additional proceeds if the Pre-Funded Warrants are exercised on a cashless basis.

We intend to use the net proceeds from this offering for working capital and general corporate purposes. Our management will retain broad discretion to apply these net proceeds. See “Use of Proceeds” for more information.

Risk Factors

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risk factors described in the section titled “Risk Factors” beginning on page S-xi of this prospectus supplement as well as the risks identified in documents that are incorporated by reference in this prospectus supplement.

Listing

The Class A ordinary shares are listed on Nasdaq under the ticker symbol “PN.” There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the Pre-Funded Warrants on the Nasdaq or any other national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before you make a decision to invest in our securities, you should consider carefully the risks described below. You should also carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, filed on February 12, 2026, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

Please see “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated by reference into the accompanying prospectus.

Risks Related to This Offering and the Class A Ordinary Shares and Pre-Funded Warrants

The Sales of a substantial number of the Class A Ordinary Shares in the public markets, including those issued and issuable upon exercise of any Pre-Funded Warrants in this offering, or the perception of such sales, could depress the trading price of the Class A Ordinary Shares.

The sale of a substantial number of Class A Ordinary Shares or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of the Class A Ordinary Shares and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of the Class A Ordinary Shares at any time in one or more separate offerings. We cannot predict the effect that future sales of Class A Ordinary Shares or other equity-related securities would have on the market price of the Class A Ordinary Shares.

The offering price of the securities was set by our board of directors (the “Board”) and does not necessarily indicate the actual or market value of our Class A Ordinary Shares.

Our Board approved the offering price and other terms of this registered direct offering after considering, among other things: the number of shares authorized in our articles of association; the current market price of our Class A Ordinary Shares; trading prices of our Class A Ordinary Shares over time; the volatility of our Class A Ordinary Shares; our current financial condition and the prospects for our future cash flows; the availability of and likely cost of capital of other potential sources of capital; and market and economic conditions at the time of the offering. The offering price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, financial condition, net worth or any other established criteria used to value securities. The offering price may not be indicative of the fair value of the Class A Ordinary Shares.

Future sales of our Class A Ordinary Shares in the public market, or the perception that such sales could occur, could cause our Class A Ordinary Shares price to fall.

Sales of a substantial number of the Class A Ordinary Shares, including any Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants, in the public market could occur at any time. These sales, or the perception in the market that these sales could occur, could cause the market price of the Class A Ordinary Shares to decline. A decline in the price of our Class A Ordinary Shares might impede our ability to raise capital through the issuance of additional Class A Ordinary Shares or other equity securities and could result in a decline in the value of your investment in our securities.

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Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have some flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may at any time, including during the pendency of this offering, offer additional Class A Ordinary Shares or other securities convertible into or exchangeable for the Class A Ordinary Shares at prices that may not be the same as the price per share in this offering. We may sell the Class A Ordinary Shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing the Class A Ordinary Shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Class A Ordinary Shares, or securities convertible or exchangeable into Class A Ordinary Shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We may require additional financing to sustain our operations, and the terms of such subsequent financings may adversely impact our shareholders and Class A Ordinary Shares holders.

We may need additional capital to finance our future working capital needs, and we may have to raise funds through the issuance of equity or debt securities. Depending on the type and the terms of any financing we pursue, shareholders’ rights and the value of their investment in the Class A Ordinary Shares could be reduced. A financing could involve one or more types of securities including, but not limited to, the Class A ordinary shares, convertible debt or warrants to acquire the Class A Ordinary Shares. These securities could be issued at or below the then prevailing market price for the Class A Ordinary Shares. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of shareholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of the Class A Ordinary Shares, the market price of the Class A Ordinary Shares could be negatively impacted. Should the financing we require to sustain our operations and working capital needs be unavailable or prohibitively expensive when we require it, the consequences of our inability to obtain such financing could be a material adverse effect on our business, operating results, financial condition, and prospects.

The market price of the Class A Ordinary Shares is volatile, and you could lose all or part of your investment.

There are many internal and external factors that may cause the market price and demand for the Class A Ordinary Shares to fluctuate substantially, which may limit or prevent our shareholders from readily selling their Class A Ordinary Shares and may otherwise negatively affect the liquidity of the Class A Ordinary Shares. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the company that issued the stock. If holders of the Class A Ordinary Shares brought a lawsuit against us, we could incur substantial costs defending the lawsuit regardless of the merits of the case or the eventual outcome. Such a lawsuit also would divert the time and attention of our management from running our Company.

There is no public market for the Pre-Funded Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. We do not intend to apply for a listing of the Pre-Funded Warrants on the Nasdaq or any other national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

S-xii

The Pre-Funded Warrants are speculative in nature.

The Pre-Funded Warrants offered in this offering do not confer any rights of Class A Ordinary Shares ownership on its holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire Class A Ordinary Shares at a fixed price. For example, commencing on the date of issuance, holders of the Pre-Funded Warrants may exercise their right to acquire Class A Ordinary Shares and pay an exercise price for the Pre-Funded Warrants, subject to certain adjustments. Moreover, following this offering, the market value of the pre-funded warrants, if any, is uncertain. There can be no assurance that the market price of the Class A Ordinary Shares will ever equal or exceed the exercise price of the Pre-Funded Warrants, and consequently, whether it will ever be profitable for holders to exercise their Pre-Funded Warrants.

Holders of our Pre-Funded Warrants will have no rights as Class A Ordinary Shares holders until such holders exercise their respective Pre-Funded Warrants and acquire our Class A Ordinary Shares.

Until holders of the Pre-Funded Warrants acquire our Class A Ordinary Shares upon exercise of such Pre-Funded Warrants, such holders will have no rights with respect to the Class A Ordinary Shares underlying such warrants. Upon exercise of the Pre-Funded Warrants for Class A Ordinary Shares, the holders thereof will be entitled to exercise the rights of a holder of Class A Ordinary Shares only as to matters for which the record date occurs after the exercise date.

There remain uncertainties regarding interpretation and implementation of Overseas Listing Trial Measures.

On February 17, 2023, the CSRC promulgated the Trial Measures and the related guidelines, which became effective on March 31, 2023. The Trial Measures regulate both direct and indirect overseas offering and listing by PRC domestic companies by adopting a filing-based regulatory regime. The Trial Measures provide that if the issuer meets both of the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering subject to the filing procedure set forth under the Trial Measures: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by the issuer’s domestic companies; and (ii) the issuer’s business activities are substantially conducted in mainland China, or its principal place of business are located in mainland China, or the senior managers in charge of its business operations and management are mostly Chinese citizens or domiciled in mainland China. The determination as to whether or not an overseas offering and listing by domestic companies is indirect, shall be made on a substance over form basis.

According to the Trial Measures, subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities shall be filed with the CSRC within 3 working days after the offering is completed. Other than the CSRC filing we are required to make after the completion of the first sale of ADSs under this offering, we and our PRC subsidiaries, as advised by DeHeng Law Offices, our PRC legal counsel, (i) are not required to obtain permissions from the CSRC, and (ii) have not been asked to obtain or denied such and other permissions by any PRC government authority, under current PRC laws, regulations and rules in connection with this offering as of the date of this prospectus supplement.

As there is uncertainty with respect to the filing requirements and implementation, we cannot assure you that we would be able to complete the filing procedures, obtain the approvals or complete other compliance procedures on a timely manner, or at all, or that any completion of filing or approval or other compliance procedures would not be rescinded. Any such failure would subject us to sanctions by the CSRC or other PRC regulatory authorities, which may include fines and penalties, restrictions on or prohibition of the payments or remittance of dividends by our subsidiaries in China, restrictions on or delays to the repatriation of the proceeds from future capital raising activities into China, restrictions on or delays to our future offering of securities, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ordinary shares. Accordingly, the value of your investment may be materially and adversely affected or become worthless.

There remain uncertainties regarding interpretation and implementation of Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises.

On February 24, 2023, CSRC published the Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises (《关于加强境内企业境外发行证券和上市相关保密和档案管理工作的规定》) (the “Provisions”), which became effective on March 31, 2023 together with Overseas Listing Trial Measures. According to the Provisions, a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant entities or individuals including securities companies, securities service providers, and overseas regulators, documents and materials that contain state secrets or government work secrets, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level. Further, a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant entities or individuals including securities companies, securities service providers, and overseas regulators, other documents and materials that, if divulged, will cause adverse impact on national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations.

Opinions remain unclear on how they will be interpreted and implemented by relevant PRC governmental authorities. While we have implemented policies and procedures with the intent to comply with the Provisions, we cannot ensure that we will be able to fully comply with the future interpretations and implementations of the Provisions. Domestic companies that fail to comply with the requirements under the Provisions in the course of their indirect overseas issuance and listing may be held legally liable by competent authorities or become subject to criminal penalties.

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USE OF PROCEEDS

We estimate that the net proceeds of approximately US$4.48 million, after deducting the Placement Agent fees and estimated offering expenses payable by us, and assuming the exercise in full of the Pre-Funded Warrants for cash. We will receive no additional proceeds if the Pre-Funded Warrants are exercised on a cashless basis.

We expect to use the proceeds that we receive from this offering for working capital and general corporate purposes. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus supplement.

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DIVIDEND POLICY

Our board of directors has complete discretion in deciding whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium account, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

For the year ended September 30, 2025, Zhejiang Pntech paid dividend of US$279,220 to certain shareholders. For the six months ended March 31, 2026, Zhejiang Pntech paid dividend of US$192,423 to certain shareholders. Notwithstanding the foregoing, we have never declared or paid cash dividends on our shares as of the date of this prospectus supplement.

Cash dividends on our Ordinary Shares, if any, will be paid in U.S. dollars.

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CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2026:

•	on an actual basis, as derived from our unaudited consolidated financial statements as of March 31, 2026, which are incorporated by reference into this prospectus supplement;

•

on a pro forma as adjusted basis, after giving effect to the sale by us in this offering of 1,735,000 Class A ordinary shares at an offering price of $3 per share, and after deducting the Placement Agent fees and estimated offering expenses payable by us

You should read this table together with our consolidated financial statements and notes included in the information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Actual	Adjustments before offering(1)	Proforma after offering As Adjusted
Cash and equivalents	4,882,622	12,189,766	16,860,416
Restricted cash	2,746,444	2,746,444	2,746,444
Due to related parties	1,400,510	686,374	686,374
Bank loans – current	1,888,961	5,829,570	5,829,570
Bank loans – non-current	147,631	1,518,028	1,518,028
Long term borrowings -current portion	-	220,606	220,606
Total Indebtedness	$3,437,102	8,254,578	8,254,578
Shareholders’ equity:
Class A Ordinary Shares ($0.002 par value, 37,500,000 shares authorized,1,286,775 shares issued and outstanding as of March 31, 2026)	2,574	9,640	13,110
Class B Ordinary Shares ($0.002 par value, 5,500,000 shares authorized, 1,251,250 shares issued and outstanding as of March 31, 2026 )	2,502	4,192	4,192
Additional paid-in capital	26,067,697	61,492,228	656,159,408
Statutory surplus reserve	212,009	212,009	212,009
Retained earnings	3,923,743	5,460,504	5,460,504
Accumulated other comprehensive income (loss)	230,282	242,167	242,127
Total PN Smart Energy Limited’ Equity	$30,438,807	67,420,700	72,091,350
Non-Controlling interest	2,754,412	2,754,412	2,754,412
Total Shareholders’ Equity	33,193,219	70,175,112	74,845,762
Total Capitalization	$36,630,321	78,429,690	83,100,340

(1)

The pro forma column gives effect to the Company’s issuance of (a) 1,694,000 Class A Ordinary Shares on May 1, 2026 and 1,685,000 Class A Ordinary Shares on May 6, 2026 pursuant to separate Securities Purchase Agreements with certain investors in private placements, at a purchase price of approximately $1.77 and $2.14 per share, respectively, resulting in aggregate gross proceeds of $6.6 million (the "PIPE Financings") and (b) the Company’s acquisition of the remaining 56.0% equity interest in Nanjing Cesun on May 8, 2026 for a total consideration of approximately US$20.2 million settled by issuing 4,904,000 Class B Ordinary Shares and 3,079,000 Class A Ordinary Shares. The PIPE Financings are reflected as an increase in cash and cash equivalents and additional paid-in capital. and Nanjing Cesun acquisition is reflected as the consolidation of the subsidiary of the Company. These transactions were completed subsequent to March 31, 2026 and are reflected in the pro forma financial information as if they had occurred on March 31, 2026.

S-xvi

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted to the extent of the difference between the public offering price per share and our net tangible book value per Class A and Class B Ordinary Share after this Offering. Dilution results from the fact that the public offering of the Class A Ordinary Shares is substantially in excess of the book value per share of Class A and Class B Ordinary Shares attributable to the existing shareholders.

Our historical net tangible book value as of March 31, 2026 was $31,752,271, or $12.51 per Class A and Class B Ordinary Share. “Net tangible book value” means our total assets less the sum of our total liabilities, intangible assets and deferred offering costs. “Net tangible book value per share” is calculated by dividing our net tangible book value by the total number of Class A and Class B Ordinary Shares outstanding as of March 31, 2026.

After giving pro forma effect to (i) the PIPE Financings completed on May 1, 2026 and May 6, 2026, pursuant to which we issued 1,694,000 and 1,685,000 Class A Ordinary Shares at a purchase price of approximately $1.77 and $2.14 per share, respectively, resulting in aggregate gross proceeds of $6.6 million, and (ii) our acquisition of the remaining 56.0% equity interest in Nanjing Cesun on May 8, 2026, for a total consideration of approximately $20.2 million settled by issuing 4,904,000 Class B Ordinary Shares and 3,079,000 Class A Ordinary Shares, our pro forma net tangible book value as of March 31, 2026 would have been $41,094,999,or $2.96 per Class A and Class B Ordinary Share. These transactions are reflected as if they had occurred on March 31, 2026.

After giving effect to the sale by us in this offering of (i) the Pre-Funded Warrants which are exercisable to purchase an aggregate of up to 881,000 Class A Ordinary Shares, at a price of $2.998 per warrant ,which equals to the public offering price per share of $3, minus an exercise price of $0.002 (ii) 854,000 Class A Ordinary Shares at an offering price of $3 per share, and after deducting the Placement Agent fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2026 would have been approximately $45,765,649, or approximately $2.93 per Ordinary Share. This represents an immediate decrease in pro forma as adjusted net tangible book value of approximately $0.03 per share of Class A and Class B Ordinary Share to our existing stockholders and immediate dilution pro forma as adjusted net tangible book value of approximately $0.07 per share of Class A and Class B Ordinary Share to investors purchasing securities in this offering.

The following table illustrates the net tangible book value changes per share to shareholders after the issuance of Class A Ordinary Shares in this offering:

Amount
(US$)
Offering price per share of Class A Ordinary Share	$3
Historical net tangible book value per share of Class A and Class B Ordinary Share as of March 31, 2026	12.51
Decrease in net tangible book value per Class A and Class B Ordinary Share attributable to PIPE and Nanjing Cesun acquisition completed subsequent to March 31, 2026	9.55
Decrease in net tangible book value per Class A and Class B Ordinary Share attributable to existing shareholders after giving effect to this offering	0.03
Pro forma as adjusted net tangible book value per Class A and Class B Ordinary Share after giving effect to this offering	2.93
Dilution per share to investors purchasing securities in this offering	0.07

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DESCRIPTION OF SECURITIES WE ARE OFFERING

Class A Ordinary Shares

We are offering 854,000 Class A Ordinary Shares. The material terms and provisions of our Class A Ordinary Shares are described under the caption “Description of Share Capital” beginning on page 13 of the accompanying prospectus, respectively.

Pre-Funded Warrants

The following is a brief summary of certain terms and conditions of the Pre-Funded Warrants being offered in this offering. The following description is subject in all respects to the provisions contained in the form of Pre-Funded Warrants, which will be filed with the SEC as an exhibit to a Report of Foreign Private Issuer on Form 6-K.

Term

The Pre-Funded Warrants will be exercisable immediately upon the closing of this offering. The Pre-Funded Warrants will not expire until they are fully exercised.

Exercisability

The Pre-Funded Warrants are exercisable on or after August 10, 2026 until they are fully exercised. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment of the exercise price. No fractional Class A Ordinary Shares will be issued in connection with the exercise of a pre-funded warrant. The Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share. The holder of the Pre-Funded Warrants may also satisfy its obligation to pay the exercise price through a “cashless exercise,” in which case the holder would receive upon such exercise the net number of Class A Ordinary Shares determined according to the formula set forth in the pre-funded warrant.

Exercise Price

The aggregate exercise price of each Pre-Funded Warrant, except for a nominal exercise price of $0.002 per Pre-Funded Warrant Share, was pre-funded to the Company on or prior to the initial exercise date and, consequently, no additional consideration (other than the nominal exercise price of $0.002 per Pre-Funded Warrant Share) shall be required to be paid by the holder to any person to effect any exercise of the Pre-Funded Warrant.

Cashless Exercise.

The Pre-Funded Warrants may also be exercised, in whole or in part, at such time by means of a “cashless exercise”, in which the holder shall be entitled to receive a number of Class A Ordinary Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the trading day immediately preceding the date of the applicable exercise notice if such exercise notice is (1) delivered on a day that is not a trading day or (2) delivered on a trading day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such trading day , (ii) the highest bid price of the Class A Ordinary Shares on the principal trading market as reported by Bloomberg L.P. (“Bloomberg”) within two (2) hours of the time of the holder’s delivery of the exercise notice if such exercise notice is delivered during “regular trading hours,” or within two (2) hours after the close of “regular trading hours” on a trading day or (iii) the VWAP on the date of the applicable exercise notice if the date of such exercise notice is a trading day and such exercise notice is delivered after two (2) hours following the close of “regular trading hours” on such trading day ;

(B) = the exercise price of the Pre-Funded Warrant, as adjusted under the terms of the Pre-Funded Warrant; and

(X) = the number of Pre-Funded Warrant Shares that would be issuable upon exercise of this Pre-Funded Warrant in accordance with the terms of this Pre-Funded Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

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Exercise Limitations

Under the terms of the Pre-Funded Warrants, we may not effect the exercise of any such Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of Class A Ordinary Shares beneficially owned by the holder together with other Attribution Parties (as defined in the Pre-Funded Warrant) collectively would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any Pre-Funded Warrants, 9.99%) of our outstanding Class A Ordinary Shares immediately after giving effect to the exercise, as determined in accordance with the terms of such Pre-Funded Warrants. The holder may increase or decrease such limitation upon written notice to us, provided that any increase will not be effective until the 61st day after such notice and such limitation may in no event exceed 9.99%.

Transferability

Subject to applicable laws, a Pre-Funded Warrant and the rights thereunder may be transferred or assigned, in whole or in part, upon surrender of the Pre-Funded Warrant to us together with a written assignment of the Pre-Funded Warrant and funds sufficient to pay any transfer taxes payable upon making such transfer.

No Market for Pre-Funded Warrants

There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. We do not intend to apply for a listing of the Pre-Funded Warrants on the Nasdaq or any other national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Fundamental Transactions

Upon the consummation of a fundamental transaction (as described in the Pre-Funded Warrants, and generally including any reorganization, recapitalization or reclassification of our Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Class A Ordinary Shares, or any person or group becoming the beneficial owner of 50% of the voting power of our outstanding Ordinary Shares upon the consummation of a share purchase agreement or other business combination), the holders of the Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that such holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the Pre-Funded Warrants.

No Rights as a Class A Ordinary Share Holder

Except as otherwise provided in the Pre-Funded Warrants, the holders of Pre-Funded Warrants do not have any voting rights, dividends or other rights as holders of Class A Ordinary Shares until such Pre-Funded Warrant holders exercise their Pre-Funded Warrants.

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PLAN OF DISTRIBUTION

FT Global Capital has agreed to act as the exclusive Placement Agent in connection with this offering. The Placement Agent is not required to arrange the purchase or sale of any specific number or dollar amount of our securities but has agreed to use its best efforts to arrange for the sale of our securities. We entered into the Securities Purchase Agreement, dated August 10, 2026, directly with the investor in this offering pursuant to which we agreed to sell to such investors the securities.

We negotiated the price for the securities offered in this offering with the investor. The factors considered in determining the price of the securities included the recent market price of our Class A Ordinary Shares, the general condition of the securities market at the time of this offering, the history of and prospects for the industry in which we compete, our past and present operations, and our prospects for future revenues.

We agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the investors as well as under certain other circumstances described in the Securities Purchase Agreement.

Placement Agent Fees, Commissions and Expenses

Under the terms of our placement agency agreement with the Placement Agent, we agreed to pay upon the closing of this offering to the Placement Agent a cash transaction fee equal to seven percent (7%) of the aggregate gross proceeds to us from the sale of the securities to investors in the offering. At the closing of the offering, we have also agreed to reimburse the Placement Agent for (i) a non-accountable expense allowance of up to $30,000 in the aggregate and (ii) the legal fees and expenses of the Placement Agent’s counsel actually incurred, up to $25,000 in the aggregate. Such reimbursement amounts will not in any way limit or impair the indemnification provisions set forth in the placement agency agreement.

Tail Fee

We have also agreed to a tail fee calculated in the matter as provided above with regards to the Placement Agent if any investor (including any entities under common management or having a common investment advisor) to whom the Placement Agent contacted with respect to this offering during the term of its engagement, or any investor that participated in the offering, provides us or any of our affiliates with further capital during the six-month period following termination or expiration of the Placement Agency Agreement entered by and between the Company and the Placement Agent, dated as of August 10, 2026.

Lock-Up Agreements

The officers and directors and 5% and more shareholders of the Company have entered into lock-up agreements, pursuant to which, each has agreed, subject to customary exceptions, for a period of sixty (60) days after the final closing of this offering, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, subject to customary exceptions.

Securities Issuance Standstill

In addition, under the Securities Purchase Agreement, we have agreed that, from the date of the Securities Purchase Agreement until the forty-fifth (45th) calendar day after the closing date of this offering, we will not (a) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Class A Ordinary Shares or Ordinary Share Equivalents (as defined in the Securities Purchase Agreement), or (b) file any registration statement or any amendment or supplement thereto, other than this prospectus supplement and a registration statement on Form S-8, in each case subject to certain exceptions for Exempt Issuances (as defined in the Securities Purchase Agreement).

We have also agreed under the Securities Purchase Agreement that, from the date of the Securities Purchase Agreement until the ninety-first (91st) calendar day after the closing date of this offering, we will not effect or enter into an agreement to effect any issuance of Class A Ordinary Shares or Ordinary Share Equivalents involving a Variable Rate Transaction (as defined in the Securities Purchase Agreement). Separately, under the placement agency agreement, we have agreed that, until the nine-month anniversary of the closing date of this offering, we will not enter into a Variable Rate Transaction (as defined in the placement agency agreement), subject to certain exceptions.

Under the placement agency agreement, we have also agreed that, for a period of forty-five (45) days after the closing date of this offering, we will not, without the prior written consent of the Placement Agent, offer, pledge, sell or otherwise dispose of any shares of our share capital or any securities convertible into or exercisable or exchangeable for shares of our share capital, or file any registration statement with the SEC relating thereto, other than a registration statement on Form S-8.

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Participation Right

Under the Securities Purchase Agreement, from the date of the Securities Purchase Agreement until the six-month anniversary of the closing date of this offering, upon any issuance by us or any of our subsidiaries of Class A Ordinary Shares or Ordinary Share Equivalents for cash consideration, indebtedness or a combination thereof (a "Subsequent Financing"), the purchaser in this offering has the right to participate in up to 30% of such Subsequent Financing on the same terms, conditions and price provided for in such Subsequent Financing. We are required to deliver a notice to the purchaser prior to the announcement of any Subsequent Financing, and the participation right does not apply to Exempt Issuances (as defined in the Securities Purchase Agreement). This right may limit our ability to raise additional capital on terms we consider favorable.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and reimburse the Placement Agent for all out-of-pocket fees and expenses that may be required to make for these liabilities.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, each Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by the Placement Agent, if any, participating in this offering and the Placement Agent participating in this offering may distribute prospectuses electronically. The Placement Agent may agree to allocate a number of shares for sale to its online brokerage account holders. Internet distributions will be allocated by the Placement Agent that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the Placement Agent in their capacity as Placement Agent, and should not be relied upon by investors.

Other Relationships

The Placement Agent and its affiliates may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Offering Price Determination

The actual offering price of the securities we are offering were negotiated between us, the Placement Agent and the investors in the offering based on the trading of our Class A Ordinary Shares prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Selling Restrictions

Other than in the United States, no action has been taken by us or the Placement Agent that would permit a public offering of the Class A Ordinary Shares offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The Class A Ordinary Shares offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any Class A Ordinary Shares by this prospectus supplement in any jurisdiction in which such an offer or solicitation is unlawful.

Relationships

The Placement Agent and its affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the Placement Agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the Placement Agent for any further services.

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TAXATION

The material Cayman Islands, PRC and United States federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus supplement is incorporated by reference from our 2025 Form 20-F. See “Item 10. Additional Information—E. Taxation.” in the 2025 Form 20-F, which is incorporated by reference in this prospectus supplement.

LEGAL MATTERS

We are being represented by Han Kun Law Offices LLP with respect to certain legal matters of United States federal securities and New York state law. The validity of the Class A Ordinary Shares offered in this offering and certain legal matters as to Cayman Islands law will be passed upon for us by Ogier. Certain legal matters as to PRC law will be passed upon for us by DeHeng Law Offices. Han Kun Law Offices LLP may rely upon Ogier with respect to matters governed by Cayman Islands law and DeHeng Law Offices with respect to matters governed by PRC law.

EXPERTS

The unaudited consolidated financial statements as of and for the six months ended March 31, 2026 and 2025 incorporated by reference in this prospectus supplement by reference to Form 6-K, have been reviewed by Enrome LLP, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of September 30, 2025, and for the year ended September 30, 2025, incorporated by reference in this prospectus supplement by reference to the annual report on Form 20-F for the year ended September 30, 2025, have been audited by Enrome LLP, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of September 30, 2024, and for each of the years in the two-year period ended September 30, 2024, have been incorporated by reference in this prospectus supplement by reference to the annual report on Form 20-F for the year ended September 30, 2025, have been audited by Pan-China Singapore PAC, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 (No. 333-295378), including exhibits, schedules and amendments filed with, or incorporated by reference in, such registration statement, under the Securities Act with respect to the Class A Ordinary Shares and underlying Class A Ordinary Shares represented by the Pre-Funded Warrants, to be sold in this offering. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, does not contain all of the information contained in the registration statement. You should read the registration statement on Form F-3 and its exhibits and schedules for further information with respect to us and the Class A Ordinary Shares.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and principal shareholders. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 or visit the SEC website for further information on the operation of the public reference rooms. We also maintain a website at https://ir.pnsmartenergy.com/, but information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement, the accompanying prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus supplement, the accompanying prospectus or any prospectus supplement.

S-xxii

This prospectus supplement is part of a registration statement we have filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement, the accompanying prospectus and any prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents:

●	our annual report on Form 20-F for the fiscal year ended September 30, 2025 filed on February 12, 2026;

●

our current report on Form 6-K, including the exhibits attached thereto, furnished with the SEC on March 6, 2026, April 8, 2026, April 28, 2026, May 1, 2026, May 6, 2026, May 8, 2026, June 11, 2026, July 30, 2026, August 4, 2026 and August 7, 2026; and

●

the description of our securities contained in the Registration Statement on Form 8-A filed with the SEC on March 3, 2025, as updated by Exhibit 2.2 to our annual report on Form 20-F for the fiscal year ended September 30, 2025 filed with the SEC on February 12, 2026, and any other amendment or report filed for the purpose of updating such description; and

●

with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus.

Our annual report for the fiscal year ended September 30, 2025 contains a description of our business and audited consolidated financial statements with a report by our auditors. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

PN Smart Energy Limited

Room 303, Block B, No. 188 Jinghua Road, Yinzhou District,

Ningbo City, Zhejiang Province, China 315048

+86 0574 87966876

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents.

S-xxiii

You should rely only on the information contained or incorporated by reference into this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference into this prospectus and any prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not making an offer to sell the securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

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ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may, at any time and from time to time, offer and sell up to an aggregate of US$300,000,000 of the securities as described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities offered. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you should rely on the information in the applicable prospectus supplement. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or the prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information About Us.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

●	“ASIC” refers to application-specific integrated circuit;

●	“AI” refers to Artificial Intelligence;

●	“China” or “PRC” refers to the People’s Republic of China;

●	“Class A Ordinary Shares” refers to Class A ordinary shares of Skycorp Solar Group Limited, par value $0.0001;

●	“Class B Ordinary Shares” refers to Class B ordinary shares of Skycorp Solar Group Limited, par value $0.0001;

●	“CPU” refers to central processing unit;

●	“Exchange Act” refers to Securities Exchange Act of 1934, as amended;

●	“GPU” refers to graphic process unit;

●	“Nanjing WFOE” refers to Nanjing Skycorp Consulting Co., Ltd., a limited liability company organized under the laws of the PRC and a wholly owned subsidiary of GreenHash Limited;

●	“HPC” refers to High-Performance Computing;

●	“Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China for the purposes of this prospectus only;

●	“Hubei Nanzhuo” refers to Hubei Nanzhuo New Energy Co., Ltd., a 50% owned subsidiary of Zhejiang Pntech Technology Co., Ltd. and 50% owned subsidiary of Ningbo Runxin Power Technology Co., Ltd.;

●	“Nanjing Skycorp” refers to Nanjing Skycorp Solar Co., Ltd., a 49% owned subsidiary of Ningbo WFOE and 51% owned subsidiary of Nanjing WFOE;

●	“Ningbo WFOE” refers to Ningbo eZsolar Co., Ltd., a limited liability company organized under the laws of the PRC and a wholly owned subsidiary of GreenHash Limited;

●	“Ningbo Skycorp” refers to Ningbo Skycorp Solar Co., Ltd., a 49% owned subsidiary of Ningbo WFOE and 51% owned subsidiary of Nanjing WFOE;

●	“Ningbo Skycorp Electric Power” refers to Ningbo Skycorp Electric Power Development, a wholly owned subsidiary of Ningbo WFOE;

●

“Ningbo Pntech” refers to Ningbo Pntech New Energy Co., Ltd., a 75% owned subsidiary of Ningbo Skycorp. The remaining 25% equity interest of Ningbo Pntech was owned as to 12.5% by a third-party individual Mr. Qingqing Shen and 12.5% by Mr. Xufeng Lu, our CTO;

●	“Ningbo Dcloud Information” refers to Ningbo Dcloud Information Technology Co., Ltd., a wholly owned subsidiary of Ningbo Skycorp;

1

●	“Ningbo Zhuoxing” refers to Ningbo Zhuoxing Logistics Co., Ltd., a 60% owned subsidiary of Ningbo Skycorp;

●	“Ningbo Yijiaren” refers to Ningbo Yijiaren New Energy Co., Ltd., a wholly owned subsidiary of Ningbo Skycorp;

●	“Ningbo Yiqiying” refers to Ningbo Yiqiying New Energy Co., Ltd., a 50% owned subsidiary of Zhejiang Pntech Technology Co., Ltd.;

●	“Ordinary Shares” refers to Class A Ordinary Shares and Class B Ordinary Shares of Skycorp Solar Group Limited, collectively;

●	“PCAOB” refers to Public Company Accounting Oversight Board;

●	“PFIC” refers to a passive foreign investment company;

●	“PN Skycorp” refers to PN Skycorp Solar Limited, an incorporation incorporated under the laws of the State of Delaware, United States and a wholly owned subsidiary of Skycorp Digital Limited;

●	“PN Solar” refers to PN Solar Solutions Limited, an incorporation incorporated under the laws of the State of Texas, United States and a wholly owned subsidiary of PN Skycorp;

●	“PV” refers to Photovoltaic;

●	“RMB” or “Renminbi” refers to legal currency of China;

●	“Securities Act” refers to the Securities Act of 1933, as amended;

●	“Shaoxing Pntech” refers to Pntech Technology (Shaoxing) Co., Ltd., a 49% owned subsidiary of Zhejiang Skycorp New Energy Co., Ltd. and 51% owned subsidiary of Zhejiang Pntech Technology Co., Ltd.;

●	“Skycorp Cayman” refers to Skycorp Solar Group Limited, a Cayman Islands exempted company, formerly known as Skycorp Digital Holdings Group Limited;

●	“Skycorp BVI” refers to Skycorp Digital Limited, a British Virgin Islands exempted company and a wholly owned subsidiary of Skycorp Cayman;

●	“Suqian Shuyong” refers to Suqian Shuyong New Energy Co., Ltd., a 50% owned subsidiary of Zhejiang Pntech Technology Co., Ltd. and 50% owned subsidiary of Ningbo Runxin Power Technology Co., Ltd.;

●	“Taizhou Shuyong” refers to Taizhou Shuyong New Energy Co., Ltd., a 50% owned subsidiary of Zhejiang Pntech Technology Co., Ltd. and 50% owned subsidiary of Ningbo Runxin Power Technology Co., Ltd.;

●	“Taizhou Yilu” refers to Taizhou Yilu Technology Co., Ltd., a limited liability company organized under the laws of the PRC and a wholly owned subsidiary of Ningbo Skycorp;

●	“TÜV” refers to Technischer Überwachungsverein in German, which means Technical Inspection Association;

●	“US$,” “U.S. dollars,” “$,” and “dollars” refer to legal currency of the United States;

●	“WFOE” refers to wholly foreign-owned enterprise;

●	“Zhejiang Skycorp” refers to Zhejiang Skycorp New Energy Co., Ltd., previously known as Zhejing QuinnTek Co, Ltd., a wholly owned subsidiary of Ningbo Skycorp; and

●

“Zhejiang Pntech” refers to Zhejiang Pntech Technology Co., Ltd., a 65% owned subsidiary of Ningbo Skycorp. The remaining 35% equity interest of Zhejiang Pntech was owned as to 30% by Mr. Xufeng Lu, our CTO, and 5% by a third-party individual Ms. Fangyuan Qiu.

Unless otherwise stated, all translations from Renminbi to U.S. dollars were made at a rate of RMB7.1055 to US$1.00, which was the exchange rate in effect as of September 30, 2025 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. We make no representation that any Renminbi or U.S. dollar amounts referred to in this prospectus could have been, or could be, converted to U.S. dollars or Renminbi, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange.

Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

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FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements relating to:

●	our dependence on growth in the demand for our products;

●	our ability to compete effectively;

●	our dependence on a small number of customers for a substantial portion of our net revenue;

●	our ability to successfully manage our capacity expansion and allocation in response to changing industry and market conditions;

●	implementation of our expansion plans and our ability to obtain capital resources for our planned growth;

●	our ability to acquire sufficient raw materials and obtain equipment and services from our suppliers in suitable quantity and quality;

●	our dependence on key personnel;

●	our ability to expand into new businesses, industries or internationally and to undertake mergers, acquisitions, investments or divestments;

●	changes in technology and competing products;

●	general economic and political conditions, including those related to the new energy industry;

●	possible disruptions in commercial activities caused by events such as natural disasters, terrorist activity;

●	fluctuations in foreign currency exchange rates; and

●	other risk factors in the “Risk Factors” included in the applicable prospectus supplement or under similar headings in other documents which are incorporated by reference in this prospectus.

These forward-looking statements are subject to various and significant risks and uncertainties, including those which are beyond our control. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should thoroughly read this prospectus and the documents that we refer to herein with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. We disclaim any obligation to update our forward-looking statements, except as required by law.

This prospectus contains certain data and information that we obtained from various Chinese government and private publications, including industry data and information from Mordor Intelligence, Expert Market Research, Emergen Research, GlobalData, Hyperion Research, SolarPower Europe, and China Photovoltaic Industry Association, etc. Statistical data in these publications also include projections based on a number of assumptions.

In addition, the new and rapidly changing nature of the Solar PV Energy and HPC Server industries results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our industry. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

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OUR COMPANY

We are a solar PV product provider principally engaged in the manufacture and sale of solar cables and solar connectors. We also actively cultivate partnerships with multiple IC chip manufacturers and offer customers new and used GPU and HPC servers. Our business is carried out through our operating subsidiaries, Ningbo Skycorp and its subsidiaries, in China.

Our mission is to become a green energy solutions provider to power data centers by using solar power and to make our planet greener by delivering environment-friendly solar PV products. Leveraging our business relationships with our HPC server customers, expertise and experience in the solar PV products and services market, and experience in developing solar power technologies, as well as business relationships with our HPC server customers, we aim to expand our solar PV product offerings and solar power system server solutions to enterprise customers of HPC servers.

For the fiscal years ended September 30, 2025 and 2024, our revenues were $63,311,196 and $49,864,047, respectively, and our net (loss) income were $(2,211,646) and $1,165,819, respectively. For the fiscal year ended September 30, 2025, we generated 97.4% from solar PV products and services and 2.02% from HPC products, compared to 93.23% from solar PV products and services and 6.77% from HPC products for the fiscal year ended September 30, 2024.

The breakdown of total revenues by geographic market for the fiscal years ended September 30, 2025 and 2024 is presented as follows.

	For the Years Ended September 30,
	2025		2024
	Amount	%	Amount	%
Mainland China	$39,309,328	62%	$39,897,231	80%
Asia other than mainland China	14,790,511	23%	4,486,691	9%
Others	9,211,357	15%	5,480,125	11%
Total	$63,311,196	100%	$49,864,047	100%

The Company’s revenue share of Mainland China decreased from 80% for the fiscal year ended September 30, 2024 to 62% for the fiscal year ended September 30, 2025. The rise in sales in Asian regions other than Mainland China is attributed to policy support for the photovoltaic industry from foreign countries.

In Asia other than mainland China, the continuous annual and semi-annual increase in sales of our products is mainly attributed to the policy support from the governments across the region.

Regulatory Permissions

We are not operating in an industry that prohibits or limits foreign investment. As a result, as advised by our PRC counsel, DeHeng Law Offices, other than those requisite for a domestic company in China to engage in businesses similar to ours and the filing procedure in connection with our offering (including our initial public offering and any subsequent offering) and listing under the Trial Measures, as of the date of this prospectus, we are not required to obtain other permission from Chinese authorities, including the China Securities Regulatory Commission, or the “CSRC,” Cyberspace Administration of China, or the “CAC” or any other governmental agency that is required to approve our operating subsidiaries’ operations. However, if we do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in a relevant business or conducting any offering, and these risks could result in a material adverse change in our operating subsidiaries’ operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

As of the date of this prospectus, we and our PRC subsidiaries have received from PRC authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied.

On February 17, 2023, the CSRC released a set of new regulations which consist of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. On the same date, the CSRC also released the Notice on the Arrangements for the Filing Management of Overseas Listing of Domestic Companies, or the Notice. The Trial Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Requirements for filing entities, time points and procedures are specified. A PRC domestic company that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC per the requirements of the Trial Measures. Where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. The Trial Measures also lay out requirements for the reporting of material events. Breaches of the Trial Measures, such as offering and listing securities overseas without fulfilling the filing procedures, shall bear legal liabilities, including a fine between RMB1.0 million (approximately $150,000) and RMB10.0 million (approximately $1.5 million), and the Trial Measures heighten the cost for offenders by enforcing accountability with administrative penalties and incorporating the compliance status of relevant market participants into the Securities Market Integrity Archives.

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According to the Notice, since the date of effectiveness of the Trial Measures on March 31, 2023, PRC domestic enterprises falling within the scope of filing that have been listed overseas or met certain circumstances are “existing enterprises.” Existing enterprises are not required to file with the CSRC immediately, and filings with the CSRC should be made as required if they involve refinancing and other filing matters. In the opinion of our PRC counsel, DeHeng Law Offices, we are required to file with the CSRC within three business days after submitting the application documents for any follow-on securities offering in the U.S., and such offering is contingent upon the completion of our filing with the CSRC. We have duly completed the required filings with the CSRC for our initial public offering in accordance with the requirements under the Trial Measures. The CSRC published the notification on our completion of the required filing procedures for our initial public offering on the CSRC website on April 2, 2024.

However, if we do not maintain the permissions and approvals of the filing procedure in a timely manner under PRC laws and regulations, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operating subsidiaries’ operations, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. The Trial Measures and Notice were newly published and are subject to change from time to time. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or become worthless.

As of the date of this prospectus, according to our PRC counsel, DeHeng Law Offices, although we are required to complete the filing procedure in connection with our offering (including our initial public offering and any subsequent offering) and listing under the Trial Measures, no relevant PRC laws or regulations in effect require that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to our offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operating subsidiaries’ operations.

Transfers of Cash to and from Our Subsidiaries

We are a holding company with no material operations of our own and do not generate any revenue. We currently conduct all of the operations through Ningbo Skycorp, our wholly owned subsidiary and its subsidiaries. We are permitted under PRC laws and regulations to provide funding to PRC subsidiaries only through loans or capital contributions, and only if we satisfy the applicable government registration and approval requirements. Under our current corporate structure, we rely on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have, including the funds necessary to pay dividends and other cash distributions to our shareholders or to service any debt we may incur. Our subsidiaries in the PRC generate and retain cash generated from operating activities and re-invest it in our business. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us.

Currently, we make intra-group transactions through our organization in two ways: (1) investments by parent company in its subsidiaries; and (2) internal borrowing and lending between companies. For the year ended September 30, 2025, Greenhash Limited received $68,000 from Skycorp Solar Group Limited for working capital.

The transfer of funds among companies are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Second Revision, the “Provisions on Private Lending Cases”), which was implemented on January 1, 2021 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. The Provisions on Private Lending Cases set forth that private lending contracts will be upheld as invalid under the circumstance that (i) the lender swindles loans from financial institutions for relending; (ii) the lender relends the funds obtained by means of a loan from another profit-making legal person, raising funds from its employees, illegally taking deposits from the public; (iii) the lender who has not obtained the lending qualification according to the law lends money to any unspecified object of the society for the purpose of making profits; (iv) the lender lends funds to a borrower when the lender knows or should have known that the borrower intended to use the borrowed funds for illegal or criminal purposes; (v) the lending is violations of public orders or good morals; or (vi) the lending is in violations of mandatory provisions of laws or administrative regulations. As advised by our PRC counsel, DeHeng Law Offices, the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between subsidiaries.

We currently do not maintain any cash management policies that dictate the purposes, amounts and procedures for cash transfers among the Company, our subsidiaries, or investors. Rather, as of the date of this prospectus, funds can be transferred in accordance with the applicable PRC laws and regulations. Our PRC subsidiaries are permitted to pay dividends only out of their retained earnings. However, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of its registered capital. This portion of our PRC subsidiaries’ respective net assets are prohibited from being distributed to their shareholders as dividends.

In addition, the PRC government regulates and imposes certain restrictions on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of mainland China. If the foreign exchange management system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to transfer cash out of China, and pay dividends in foreign currencies to our shareholders. There can be no assurance that the PRC government will not impose restrictions on our ability to transfer or distribute cash within our organization or to foreign investors, which could result in an inability or prohibition on making transfers or distributions outside of China and may adversely affect our business, financial condition and results of operations.

Under the EIT Law and its implementation regulations, a 10% PRC withholding tax is generally applicable to dividends payable to investors that are non-resident enterprises, if such dividends are derived from sources within China and the non-PRC investor is considered to be a non-resident enterprise without any establishment or place within China or if the dividends paid have no connection with the non-PRC investor’s establishment or place within China, unless such tax is eliminated or reduced under an applicable tax treaty. Similarly, any gain realized on the transfer of Ordinary Shares by such investors is also subject to PRC tax at a current rate of 10% which in the case of dividends will be withheld at source if such gain is regarded as income derived from sources within the PRC, unless such tax is eliminated or reduced under an applicable tax treaty.

The Holding Foreign Companies Accountable Act

U.S. laws and regulations, including the Holding Foreign Companies Accountable Act, or HFCAA, may restrict or eliminate our ability to complete a business combination with certain companies, particularly those acquisition candidates with substantial operations in China.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. In June 2021, the Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if signed into law, would reduce the time period for the delisting of foreign companies under the HFCAA to two consecutive years instead of three years. If our auditor cannot be inspected by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years, the trading of our securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the U.S., will be prohibited. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. On August 26, 2022, the PCAOB signed a Statement of Protocol (the “SOP”) Agreement with the CSRC and China’s Ministry of Finance (the “MOF”). The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and was making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

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Our auditor, Enrome LLP, the independent registered public accounting firm that issued the audit report included in this prospectus, is not subject to the determinations as to the inability to inspect or investigate completely as announced by the PCAOB on December 16, 2021 as they are not on the list published by the PCAOB. As of the date of this prospectus, Enrome LLP, headquartered in Singapore, is subject to inspection by the PCAOB on a regular basis.

However, recent developments with respect to audits of China-based companies create uncertainty about the ability of Enrome LLP to fully cooperate with the PCAOB’s request for audit workpapers without the approval of the Chinese authorities. We cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or the sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA ultimately result in a determination by a securities exchange to delist the Company’s securities. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment, even making it worthless. In addition, under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for two consecutive years. For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in “Risk Factors” and “Item 3. Key Information — D. Risk Factors” in our 2025 Form 20-F, which is incorporated herein by reference.

Risks Related to Our Business and Industry

●	Our HPC server business is dependent on certain major customers and changes or difficulties in our relationships with our major customers may harm our business and financial results.
●	Our customers generally do not place purchase orders far in advance, which makes it difficult for us to predict our future revenues and allocate capacity efficiently and in a timely manner.
●	We operate in a highly competitive environment and we may not be able to sustain our current market position if we fail to compete successfully.

●	We may encounter difficulties expanding into new businesses or industries, which may affect adversely our results of operations and financial condition.

●

We may undertake mergers, acquisitions or investments to diversify or expand our business, which may pose risks to our business and dilute the ownership of our existing shareholders, and we may not realize the anticipated benefits of these mergers, acquisition or investments.

●

Existing electric utility industry policies and regulations, and any subsequent changes, may present technical, regulatory and economic barriers to the purchase and use of solar energy systems that may significantly reduce demand for our products or harm our ability to compete.

●	A drop in the price of electricity sold may harm our business, financial condition, results of operations and prospects.

●	The disruption of supply or shortage of components and materials could increase our cost of revenues and adversely affect our business, financial condition, and results of operation.

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Risks Related to Our Capital Structure

●	Our dual class share structure with different voting rights may adversely affect the value and liquidity of our Class A Ordinary Shares.

●

Our dual class share structure with different voting rights, as well as the concentration of our share ownership among executive officers, directors and principal shareholders, will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

●	Future issuances of Class B Ordinary Shares may be dilutive to holders of Class A Ordinary Shares.

Risks Related to Doing Business in China

We are also subject to risks and uncertainties relating to doing business in China in general, including, but are not limited to, the following:

●

Changes in the economic policies of the PRC may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.

●

Uncertainties with respect to the legal system in China, including risks and uncertainties regarding the enforcement of laws and that rules and regulations in China can change quickly, which could materially and adversely affect us.

●

We are required to fulfill the Trial Measures filing procedures and report relevant information to the CSRC; and, since the interpretation and implementation of the new regulations are still evolving, we cannot assure you that we will be able to complete the filings for any future offerings and fully comply with the relevant new rules on a timely basis, if at all.

●

The Chinese government has significant oversight and discretion over our operating subsidiaries’ business operations and may intervene or influence our operating subsidiaries’ operations at any time. Actions by the PRC government to exert control over offerings conducted overseas by, and foreign investment in, China-based issuers could result in a material change in our operating subsidiaries’ operations and our Ordinary Shares could decline in value or become worthless.

●

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. Any future action or control by the PRC government over offerings conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

●	Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.

●

We may rely on dividends and other distributions on equity paid by our operating subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our operating subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

●

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the HFCAA all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

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Risks Related to Our Ordinary Shares

In addition to the risks and uncertainties described above, we are subject to risks relating to Ordinary Shares, including, but not limited to, the following:

●	An active trading market for our Ordinary Shares or our Ordinary Shares may not develop and the trading price for our Ordinary Shares may fluctuate significantly.

●	The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors.

●	If we are unable to continue to meet the listing requirements of Nasdaq, our Class A Ordinary Shares will be delisted.

●	Our management team has limited experience managing a public company.

●	The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price.

Summary of Financial Information

The following table sets forth a summary of our condensed consolidated results of operations for the periods presented, both in absolute amount and as a percentage of the total revenues for the periods presented.

	For the years ended September 30,
	2025	2024	2023
Revenues	$63,311,196	$49,864,047	$50,815,675
Cost of revenues	(57,010,755)	(43,329,908)	(42,193,756)
Gross profit	6,300,441	6,534,139	8,621,919

Operating expenses:
Selling and marketing expenses	(2,344,453)	(1,812,500)	(2,464,908)
General and administrative expenses	(4,824,085)	(1,725,898)	(2,831,805)
Research and development expenses	(1,680,797)	(1,874,219)	(607,484)
Total operating expenses	(8,849,335)	(5,412,617)	(5,904,197)

Operating income (expenses), net	(2,548,894)	1,121,522	2,717,722

Other income (expenses):
Unrealized loss from digital assets	(18,787)	—	—
Losses on equity investments	(50,975)	—	—
Interest expense	(207,848)	(202,693)	(88,728)
Interest income	60,955	50,966	37,477
Foreign exchange gain , net	110,914	98,948	(202,859)
Other income, net	479,076	206,875	96,188
Total other income (expenses), net	373,335	154,096	(157,922)

(Loss) Income before income tax expense	(2,175,559)	1,275,618	2,559,800
Income tax expense	(36,087)	(109,799)	(752,072)
Net (loss) income	$(2,211,646)	$1,165,819	$1,807,728
Less: net loss attributable to non-controlling shareholders	484,319	694,832	708,067
Net (loss) income attributable to Skycorp Solar Group Ltd	(2,695,965)	470,987	1,099,661

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The following table presents our summary consolidated balance sheets data as of the dates indicated.

	As of September 30,
	2025	2024	2023
Assets
Current assets:
Cash and cash equivalents	$9,343,368	$5,166,851	$5,642,795
Restricted cash	2,130,699	—	287,545
Notes receivable	477,106	237,092	591,347
Digital assets	31,213	—	—
Accounts receivable, net	9,046,671	10,656,432	6,462,223
Inventories, net	4,279,330	2,597,322	4,032,938
Due from related parties	4,177,987	2,314,477	4,143,833
Prepaid expenses and other current assets,net	5,106,553	4,457,783	6,076,798
Total current assets	34,592,927	25,429,957	27,237,479
Equity investments	6,891,243	—	—
Property and equipment, net	831,963	538,708	408,158
Intangible assets	1,509,106	1,742,458	1,709,478
Downpayment for investment	—	4,136,577	—
Right-of-use assets	1,639,652	104,223	244,490
Deferred tax assets	29,195	—	—
Total non-current assets	10,901,159	6,521,966	2,362,126
Total Assets	$45,494,086	$31,951,923	$29,599,605

Liabilities and Shareholders’ Equity
Current liabilities:
Borrowings – current	$2,002,648	$2,363,303	1,600,251
Notes payable	2,130,699	—	1,023,664
Contract liabilities	7,499,799	4,350,421	2,314,368
Accounts payable & other payables	4,595,528	1,815,751	2,755,976
Tax payables	4,390,789	4,125,038	3,588,288
Lease liabilities -current	386,590	84,492	156,887
Due to related parties	714,136	21,157	281,042
Total current liabilities	21,720,189	12,760,162	11,720,476
Borrowings – non current	43,725	427,421	763,712
Lease liabilities – non current	1,253,062	—	81,277
Total non-current liabilities	1,296,787	427,421	844,989
Total Liabilities	$23,016,976	$13,187,583	$12,565,465

Shareholders’ Equity:
Class A Ordinary Shares ($0.0001 par value, 750,000,000 shares authorized,13,975,000 and 25,000,000 share issued and outstanding as of September 30, 2025 and 2024)	$1,398	$2,500	2,500
Class B Ordinary Shares ($0.0001 par value, 110,000,000 shares authorized, 13,025,000 and 0 share issued and outstanding as of September 30, 2025 and 2024*)	1,302	—	—
Additional paid-in capital	8,464,735	2,032,655	2,032,655
Statutory surplus reserve	138,408	—	—
Retained earnings	11,409,619	14,275,450	13,804,463
Accumulated other comprehensive income (loss)	(130,537)	109,082	(551,869)
Total Skycorp Solar Group Ltd Shareholders’ Equity	19,884,925	16,419,687	15,287,749
Non-controlling interests	2,592,185	2,344,653	1,746,391
Total Shareholder’s Equity	22,477,110	18,764,340	17,034,140
Total Liabilities and Shareholders’ Equity	$45,494,086	$31,951,923	$29,599,605

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The following table summarizes our cash flows for the periods indicated:

	For the years ended September 30,
	2025	2024	2023
Net cash provided by operating activities	$2,872,940	$1,597,086	$549,261
Net cash used in investing activities	(4,803,821)	(4,434,725)	(2,268,753)
Net cash provided by financing activities	8,197,520	1,865,423	3,522,997
Effect of exchange rate changes	40,577	208,727	(169,850)
Net increase (decrease) in cash, cash equivalents, and restricted cash	$6,307,216	$(763,489)	$1,633,655

Recent Development

Share Reverse Split

On April 4, 2026, we announced a 1-for-20 reverse stock split of our ordinary shares effective at the opening of market on April 13, 2026 (the “Reverse Stock Split”). The Reverse Stock Split was approved by our shareholders on October 10, 2025 and the board of directors on March 30, 2026. Our Class A Ordinary Shares continued to trade on the Nasdaq under the trading symbol “PN” but will trade under the following new CUSIP number: G8221K138. As a result of the Reverse Stock Split, our authorized share capital shall be US$100,000 divided into: (i) 37,500,000 Class A Ordinary Shares of US$0.002 par value each; (ii) 5,500,000 Class B Ordinary Shares of US$0.002 par value each; and (iii) 7,000,000 Preferred Shares of US$0.002 par value each. The Reverse Share Split reduced the number of our outstanding Class A Ordinary Shares from 25,735,000 to 1,286,775 Class A Ordinary Shares, and the number of our outstanding Class B Ordinary Shares from 25,025,000 to 1,251,250 Class B Ordinary Shares. No fractional shares will be issued in connection with the Reverse Stock Split.

Corporate Information

Our principal executive offices are located at Room 303, Block B, No.188 Jinghua Road, Yinzhou District, Ningbo City, Zhejiang Province, China 315048, and our telephone number is +86 0574 87966876. Our websites are www.pntech.com.cn, ir.pnsmartenergy.com and www.cesunpower.com. Information contained on, or available through, our websites do not constitute part of, and are not deemed incorporated by reference into, this prospectus. Our registered office in the Cayman Islands is located at the offices of McGrath Tonner Corporate Services Limited, Genesis Building, 5th Floor, Genesis Close, PO Box 446, Cayman Islands, KY1-1106. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system.

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RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider the risk factors discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks and uncertainties discussed under the heading “Risk Factors” in our annual report on Form 20-F for the fiscal year ended September 30, 2025, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

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DESCRIPTION OF SHARE CAPITAL

The following is a summary of our share capital and certain provisions of our currently effective memorandum and articles of association. This summary does not purport to be complete and is qualified in its entirety by the provisions of our currently effective memorandum and articles of association and applicable provisions of the laws of the Cayman Islands. All capitalized terms used in this section are as defined in our currently effective memorandum and articles of association, unless elsewhere defined herein.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the “Companies Act” below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital was US$100,000 divided into 37,500,000 Class A Ordinary Shares of par value of US$0.002 each, 5,500,000 Class B Ordinary Shares of US$0.002 par value each, and 7,000,000 Preferred Shares of US$0.002 par value each. As of the date of this prospectus, 1,286,775 Class A Ordinary Shares and 1,251,250 Class B Ordinary Shares are issued and outstanding.

Our Memorandum and Articles of Association

The following are summaries of our sixth amended and restated memorandum and articles of association (the “Articles”), and of the Companies Act, insofar as they relate to the material terms of our shares.

Ordinary Shares

All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Unless the Board of Directors determine otherwise, each holder of our Ordinary Shares will not receive a certificate in respect of such Ordinary Shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares or warrants to the bearer.

Our authorized share capital is US$100,000 divided into: (i) 37,500,000 Class A Ordinary Shares of US$0.002 par value each; (ii) 5,500,000 Class B Ordinary Shares of US$0.002 par value each; and (iii) 7,000,000 Preferred Shares of US$0.002 par value each. Subject to the provisions of the Companies Act and our Articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. The directors may so deal with the unissued shares either at a premium or at par or with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise. No share may be issued at a discount except in accordance with the provisions of the Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason (including if such shares are not fully paid) or for no reason.

Dividends

Subject to the provisions of the Companies Act and any rights attaching to any class or classes of shares under and in accordance with the Articles:

(a)	the directors may declare dividends and pay out of any of our funds which are lawfully available for distribution; and

(b)

the Company’s shareholders may, by ordinary resolution, declare dividends in accordance with the respective rights of the members but no such dividend shall exceed the amount recommended by the directors (and for the avoidance of doubt, no dividend shall be declared by the shareholders unless previously recommended by the directors).

Under the Companies Act and our Articles, we may pay dividends out of either its profit or share premium account, but a dividend may not be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

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Voting Rights

In respect of all matters subject to a shareholders’ vote, holders of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any such general meeting. Each Class A Ordinary Share shall be entitled to one vote on all matters subject to the vote at general meetings of our company, and each Class B Ordinary Share shall be entitled to thirty-five votes on all matters subject to the vote at general meetings (including extraordinary general meetings) of our company. Voting at any meeting of shareholders shall be determined by poll.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes, cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorised representatives, at a general meeting of the Company held in accordance with our Articles; while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorised representatives, at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given. Under the Companies Act, a special resolution will be required in order for our company to effect certain important matters as stipulated in the Companies Act, such as a change of name or making changes to our Articles.

Conversion Rights

Subject to any applicable adjustment pursuant to the Articles, each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. Each Class B Ordinary Share shall be converted at the option of the holder, at any time after issue and without the payment of any additional sum, into fully paid Class A Ordinary Shares on a one-to-one basis. The right to convert shall be exercisable by the holder of the Class B Ordinary Share delivering a written notice to us that such holder elects to convert a specified number of Class B Ordinary Share into Class A Ordinary Share.

Any conversion of Class B Ordinary Shares into Class A Ordinary Shares pursuant to our Articles shall be effected by means of the re-designation and re-classification of each relevant Class B Ordinary Share as a Class A Ordinary Share (or in such other manner as the directors may direct that is not in contravention of applicable laws).

A holder of Class A Ordinary Shares shall have no rights to convert such holder's Class A Ordinary Shares into Class B Ordinary Shares under any circumstances.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the votes cast by, or on behalf of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of Share Capital

Subject to the Companies Act, our shareholders may, by ordinary resolution:

(a)	increase its share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination;

(d)

subdivide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the subdivision, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e)

cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

Calls on Shares

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

●	either alone or jointly with any other person, whether or not that other person is a shareholder; and

●	whether or not those monies are presently payable.

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At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 clear days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Forfeiture of Shares

If a shareholder fails to pay any call the directors may give to such shareholder not less than 14 clear days’ notice requiring payment, specifying the amount unpaid, including any interest which may have accrued. The notice shall also state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

If such notice is not complied with, any share in respect of which the notice has been given may, at any time thereafter before the payment required by notice has been made, be forfeited by a resolution of the directors to that effect.

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the directors think fit, and at any time before a sale or disposition the forfeiture may be canceled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the shares forfeited, but his liability shall cease if and when the Company receives payment in full the amount unpaid on the shares forfeited.

A declaration whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is our director or secretary and that the particular shares have been forfeited or surrendered on a particular date.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Companies Act.

Redemption and Purchase of Own Shares

Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by our directors:

(a)

issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner its directors determine before the issue of those shares;

(b)

with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

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Transfer of Shares

Subject to any applicable provisions set forth in the Articles or the Companies Act and provided that a transfer of Ordinary Shares complies with applicable rules of Nasdaq Capital Market, a shareholder may freely transfer Ordinary Shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed:

●	where the Ordinary Shares are fully paid, by or on behalf of that shareholder; and

●	where the Ordinary Shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of an Ordinary Share until the name of the transferee is entered into the register of members of the Company.

Where the Ordinary Shares in question are not listed on or subject to the rules of the Nasdaq Capital Market, our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such Ordinary Share unless:

●

the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	the Ordinary Share transferred is fully paid and free of any lien in favor of us;

●	w any fee related to the transfer has been paid to us; and

●	the transfer is not more than four joint holders.

If our directors refuse to register a transfer of any shares of any class not listed on the Nasdaq, they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 clear days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine. However, the registration of transfers may not be suspended, and the register may not be closed, for more than 30 clear days in any year.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under the Companies Act to inspect or obtain copies of our register of members or our corporate records. However, the board of directors may determine from time to time whether and to what extent Skycorp Cayman’s accounting records and books shall be open to inspection by shareholders who are not members of the board of directors.

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General Meetings

As a Cayman Islands exempted company, we are not obligated by the Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to (unless required by the Nasdaq), in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. The Companies Act provides shareholders a limited right to request a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting in default of a company’s articles of association. However, these rights may be provided in a company’s articles of association. Skycorp Cayman’s Articles provide that upon the requisition of one or more shareholders representing at least 10% of the voting rights entitled to vote at general meetings, the directors will convene a general meeting. The Articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings.

At least 7 clear days’ notice of an annual general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting, whether the meeting will be held virtually, at a physical place or both, if the meeting is to be held in any part at a physical place, the address of such place, if the meeting is to be held in two or more places, the technology or in any part virtually, the Electronic Communication Facilities (as defined in the Article) that will be used to facilitate the meeting, including the procedures to be followed by any shareholder or other participant of the meeting who wishes to utilise such Electronic Communication Facilities for the purposes of attending and participating in such meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors (if appointed).

Subject to the Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) at the meeting of: (i) if the Company has only one shareholder, that shareholder; (ii) if the Company has more than one shareholder, one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within fifteen (15) minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same the same time and place seven days hence or to such other time or place, and if at the adjourned meeting a quorum is not present at the meeting within fifteen minutes from the time appointed for the adjourned meeting, the shareholder present in person or by proxy at the meeting shall constitute a quorum.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for more than ten clear days, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided shall be decided on a poll.

In the case of an equality of votes, the chairman of the meeting, shall be entitled to a second or casting vote.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent English statutory enactments and, accordingly, there are significant differences between the Companies Act and the current Companies Act of the United Kingdom. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the comparable laws applicable to companies incorporated in the United States and their shareholders.

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Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property, and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a new consolidated company and the vesting of the undertaking, property, and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company, and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation that is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a dissenting shareholder of a Cayman constituent is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by: (i) seventy-five percent (75%) in value of the shareholders or class of shareholders, as the case may be, or (ii) a majority in number representing seventy-five percent (75%) in value of creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●

the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest person of that class acting in respect of his or her interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted by holders of 90.0% in value of the shares affected, the offeror may, within a two-month period commencing, give notice to require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer that has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

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Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

●	a company acts act illegally or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

●	the act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority vote that has not been obtained; and

●	an act which constitutes a “fraud on the minority.” Where the wrongdoers are themselves in control of the company,

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s fraud, own dishonesty, wilful default or wilful neglect. Our Articles provide to the extent permitted by Cayman Islands law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)

all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)

without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty, fraud, wilful default or wilful neglect.

To the extent permitted by the Companies Act, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer, or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith, and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our amended articles of association, as amended and restated from time to time. We have the right to seek damages where certain duties owed by any of our directors are breached.

Shareholder Action by Written Resolution. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our Articles provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders any right to bring business before a meeting or requisition a general meeting. However, these rights may be provided in the company’s memorandum and articles of association. Our Articles allow one or more of our shareholders who together hold at least 10% of the rights to vote to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Other than this right to requisition a shareholders’ meeting, our Articles do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we may but are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

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Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Articles, directors may be removed, by an ordinary resolution of our shareholders or by the resolutions of our directors. In addition, a director’s office shall be vacated if the director (i) is prohibited by the law of the Cayman Islands from acting as a director, (ii) is made bankrupt or makes any arrangement or composition with his creditors generally; (iii) only held office as a Director for a fixed term and such term expires; (iv) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director; (v) resigns his or her office by notice in writing to the company; (vi) is removed from office pursuant to any other provisions of our Articles.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

If we are wound up, the shareholders may, subject to the Articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following: (a) to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and (b) to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up. The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Companies Act and our Articles, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

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Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our Articles, our then effective memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Articles governing the ownership threshold above which shareholder ownership must be disclosed.

History of Securities Issuances

The following is a summary of our securities issuances in the past three years.

Ordinary Shares

In March 2025, we completed an initial public offering in which we offered and sold an aggregate of 2,000,000 ordinary shares. On March 4, 2025, our ordinary shares began trading on the Nasdaq under the symbol “PN”.

On August 11, 2025, we by way of resolution of shareholders passed at the extraordinary general meeting: increased its authorized share capital from 500,000,000 to 1,000,000,000 ordinary shares of US$0.0001 par value each, reclassified 750,000,000 authorized ordinary shares (including all existing issued shares) as Class A Ordinary Shares of US$0.0001 par value each, cancelled 110,000,000 unissued ordinary shares and created 110,000,000 Class B Ordinary Shares of US$0.0001 par value each, each carrying 35 votes per share, and cancelled 140,000,000 unissued ordinary shares and created 140,000,000 Preferred Shares of US$0.0001 par value. Subsequently, we repurchased 13,025,000 Class A Ordinary Shares held by Skyline Tech Limited (the “Skyline”) and issued a corresponding number of Class B Ordinary Shares to this shareholder.

On October 14, 2025, we announced that we have entered into a definitive agreement to acquire an equity interest of 24.0% in Nanjing Cesun Power Co., Ltd. (“Nanjing Cesun”), a leading company engaged in the development of new energy power plants and inverter technologies, from Skyline for a total consideration of approximately US$8.7 million. Under the terms of the definitive agreement, we would satisfy the purchase consideration through issuance of additional 12,000,000 Class B ordinary shares of the Company to Skyline. The newly issued shares are subject to a lock-up period of five years.

On April 4, 2026, we announced a 1-for-20 reverse stock split of our ordinary shares effective at the opening of market on April 13, 2026 (the “Reverse Stock Split”). The Reverse Stock Split was approved by our shareholders on October 10, 2025 and the board of directors on March 30, 2026. Our Class A Ordinary Shares continued to trade on the Nasdaq under the trading symbol “PN” but will trade under the following new CUSIP number: G8221K138. As a result of the Reverse Stock Split, our authorized share capital shall be US$100,000 divided into: (i) 37,500,000 Class A Ordinary Shares of US$0.002 par value each; (ii) 5,500,000 Class B Ordinary Shares of US$0.002 par value each; and (iii) 7,000,000 Preferred Shares of US$0.002 par value each. The Reverse Share Split reduced the number of our outstanding Class A Ordinary Shares from 25,735,000 to 1,286,775 Class A Ordinary Shares, and the number of our outstanding Class B Ordinary Shares from 25,025,000 to 1,251,250 Class B Ordinary Shares. No fractional shares will be issued in connection with the Reverse Stock Split.

Share Options

In November 2025, we adopted a share incentive plan, which we refer to as the 2025 Share Incentive Plan. As of the date of this prospectus, the maximum aggregate number of Class A Ordinary Shares which may be issued pursuant to all awards under the 2025 Share Incentive Plan is 7,800,000. As of the date of this prospectus, all share awards for an aggregate of 7,800,000 Class A Ordinary Shares have been granted and have vested pursuant to the 2025 Plan.

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DESCRIPTION OF PREFERRED SHARES

The particular terms of each issue or series of preferred shares will be described in the applicable prospectus supplement. This description will include, where applicable, a description of:

●	the title and nominal value of the preferred shares;

●	the number of preferred shares we are offering;

●	the liquidation preference per preferred share, if any;

●	the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

●	whether preferential subscription rights will be issued to existing shareholders;

●	the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up our company;

●	the procedures for any auction and remarketing, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred shares on any securities exchange or market;

●

whether the preferred shares will be convertible into our ordinary shares or preferred shares of another category, and, if applicable, conditions of an automatic conversion into ordinary shares, if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

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●	voting rights, if any, of the preferred shares;

●	preemption rights, if any;

●	other restrictions on transfer, sale or assignment, if any;

●	a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

●

any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Our board of directors may cause us to issue from time to time, out of our authorized share capital (other than the authorized but unissued Ordinary Shares), series of preferred shares in their absolute discretion, subject to a re-classification of our authorized share capital to be approved by the shareholders and provided that before any preferred shares of any such series are issued, our board of directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series.

When we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

The issuance of preferred shares could adversely affect the voting power of holders of Ordinary Shares and reduce the likelihood that holders of ordinary shares will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our securities. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

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DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants to purchase Class A Ordinary Shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	any material Cayman Islands or United States federal income tax consequences;

●	the antidilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase Class A Ordinary Shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

●	the title of such subscription rights;

●	the securities for which such subscription rights are exercisable;

●	the exercise price for such subscription rights;

●	the number of such subscription rights issued to each shareholder;

●	the extent to which such subscription rights are transferable;

●	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

●	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Most of our operations are conducted in China, and most of our assets are located in China. In addition, all of our current directors and officers are residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce in United States courts judgments obtained in United States courts based on the civil liability provisions of the United States federal securities laws against us and our officers and directors.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the U.S. District Court for the Southern District of New York under the federal securities laws of the U.S. or of any state in the U.S. or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

We have also been advised by our Cayman Islands legal counsel, Ogier, that there is uncertainty as to whether the courts of the Cayman Islands would: recognize or enforce judgments of United States courts obtained against us predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have also been advised by Ogier that, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment of a foreign court of competent jurisdiction without any re-examination or re-litigation of matters adjudicated upon, provided such judgment: (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final and conclusive; (d) is not in respect of taxes, a fine or a penalty; (e) was not obtained by fraud; and (f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

We have been advised by our PRC counsel, DeHeng Law Offices, that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between different jurisdictions, and PRC courts will not recognize or enforce these foreign judgments if PRC courts believe the foreign judgments violate the basic principles of PRC laws or national sovereignty, security or public interest after review. However, currently, China does not have treaties or reciprocity arrangement providing for recognition and enforcement of foreign judgments ruled by courts in the United States or the Cayman Islands. Thus, it is uncertain whether a PRC court would enforce a judgment ruled by a court in the United States or the Cayman Islands.

We have been advised by DeHeng Law Offices that, it may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. Although the authorities in China may establish a regulatory cooperation mechanism with counterparts from another country or region to monitor and oversee cross-border securities activities, such regulatory cooperation with U.S. securities regulatory authorities may not be efficient in the absence of a practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the PRC State Council and the competent departments of the PRC State Council. While detailed interpretations or implementing rules under Article 177 are yet to be promulgated, the inability of an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase the difficulties faced by you in protecting your interests. As a result, the uncertainty surrounding the recognition and enforcement of judgments of U.S. courts and the challenges in conducting investigations or collecting evidence in China highlight the risks and difficulties you may encounter in protecting your interests against us and our executive officers.

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TAXATION

Certain income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will describe the terms of the offering, including the following information, if applicable:

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

●	the name or names of any dealers or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any offering price to the public;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

Sale through underwriter or dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

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Delayed delivery contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market making, stabilization and other transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

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EXPENSES RELATED TO THE OFFERING

We will incur printing costs, legal fees and expenses, accountants’ fees and expenses, and other listing and qualifications fees in connection with the offering of securities. Expenses of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

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LEGAL MATTERS

We are being represented by Han Kun Law Offices LLP with respect to certain legal matters of United States federal securities and New York state law. The validity of the of the securities being registered and legal matters as to Cayman Islands law will be passed upon for us by Ogier. Certain legal matters as to PRC law will be passed upon for us by DeHeng Law Offices. Han Kun Law Offices LLP may rely upon Ogier with respect to matters governed by Cayman Islands law and DeHeng Law Offices with respect to matters governed by PRC law.

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EXPERTS

The consolidated financial statements as of September 30, 2025, and for the year ended September 30, 2025, incorporated by reference in this prospectus by reference to the annual report on Form 20-F for the year ended September 30, 2025, have been audited by Enrome LLP, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of September 30, 2024, and for each of the years in the two-year period ended September 30, 2024, have been incorporated by reference in this prospectus by reference to the annual report on Form 20-F for the year ended September 30, 2025, have been audited by Pan-China Singapore PAC, given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to the periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Under the Exchange Act, we are required to file reports and other information with the SEC. Specifically, we are required to file annually a Form 20-F within four months after the end of each fiscal year. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of quarterly reports and proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. You can also find information on our website www.skycorp.com, www.etronpower.com, and www.pntech.com.cn. The information contained on our websites is not a part of this prospectus.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents:

●	our annual report on Form 20-F for the fiscal year ended September 30, 2025 filed on February 12, 2026;

●	our current report on Form 6-K, including the exhibits attached thereto, furnished with the SEC on March 6, 2026, April 8, 2026 and April 28, 2026; and

●

the description of our securities contained in the Registration Statement on Form 8-A filed with the SEC on March 3, 2025, as updated by Exhibit 2.2 to our annual report on Form 20-F for the fiscal year ended September 30, 2025 filed with the SEC on February 12, 2026, and any other amendment or report filed for the purpose of updating such description;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

●	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Our annual report for the fiscal year ended September 30, 2025 contains a description of our business and audited consolidated financial statements with a report by our auditors. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Skycorp Solar Group Limited

Room 303, Block B, No. 188 Jinghua Road, Yinzhou District

Ningbo City, Zhejiang Province, China 315048

+86 0574 87966876

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

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